UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of West Marine, Inc., a Delaware corporation (the “Company”), was held on September 12, 2017 at 8:00 a.m., Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100. A total of 21,707,565 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), out of a total of 25,274,566 shares of Common Stock issued and outstanding and entitled to vote as of August 3, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement dated August 11, 2017 and first mailed to the Company’s stockholders on or about August 14, 2017, is set forth below:

Adoption of the Merger Agreement

As previously disclosed, on June 29, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rising Tide Parent Inc., a Delaware corporation (“Parent”), and Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”). Parent and Sub are entities affiliated with Monomoy Capital Partners, a New York-based private equity fund. Under the Merger Agreement, at the effective time of the merger, Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 85.53% of the outstanding shares of Common Stock as of the Record Date voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
21,617,979	69,915	19,671

Advisory Vote on Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the Merger. Approximately 96.96% of the shares of Common Stock present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
21,048,351	380,184	279,030

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.	Other Events.

On September 12, 2017, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of West Marine, Inc. dated September 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: September 12, 2017	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of West Marine, Inc. dated September 12, 2017.